Exhibit 10.2

ACCO BRANDS CORPORATION

2005 ASSUMED OPTION AND RESTRICTED STOCK UNIT PLAN

1.	Purpose of Plan

In connection with the Distribution and the Merger, certain stock options granted pursuant to the Fortune Stock Plans (the “Fortune Options”) and certain stock options granted pursuant to the GBC Stock Plans (the “GBC Options”) will automatically be converted in accordance with the provisions of the Merger Agreement so that following the Distribution and Merger the respective grantees will hold stock options to purchase Common Stock and ACCO Brands Corporation, a Delaware corporation (“ACCO”), will assume (a) the obligations of Fortune Brands, Inc., a Delaware corporation (“Fortune”), with respect to the Fortune Options and (b) the obligations of General Binding Corporation, a Delaware corporation (“GBC”) with respect to the GBC Options. In addition, pursuant to the Employee Matters Agreement, certain GBC restricted stock units that have not vested in full upon consummation of the Merger (“GBC RSUs”) will be converted into Restricted Stock Units with respect to Common Stock and assumed by ACCO. This Plan will (a) provide a means for ACCO to perform its obligations with respect to Fortune Options, GBC Options and GBC RSUs after their conversion and (b) foster creation of and enhance stockholder value by linking the compensation of officers and other employees of ACCO and its Subsidiaries (including GBC and its subsidiaries) after the Merger to an increase in the price of the Common Stock, thus providing means by which such persons can be motivated and retained. Subject to the terms and provisions of this Plan, and, in the case of any GBC Options and GBC RSUs, the GBC Sub-Plan, the Participants will receive (a) Options that have substantially the same terms and conditions as the converted Fortune Options or GBC Options from which such Options are derived and (b) Restricted Stock Units that have substantially the same terms and conditions as the converted GBC RSUs from which the Restricted Stock Units are derived.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

a. “Acquisition Sub” means Gemini Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of ACCO.

b. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on July 25, 2005;

c. “Board of Directors” means the Board of Directors of ACCO;

d. “Code” means the Internal Revenue Code of 1986, as amended;

e. “Committee” means the Compensation Committee of the Board of Directors;

f. “Common Stock” means common stock, par value $.01 per share, of ACCO;

g. “Company” means ACCO and its Subsidiaries collectively;

h. “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Section 22(e)(3) of the Code, as amended from time to time. In the event of a dispute, the determination of a Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which Disability relates. Subject to the approval of the Committee, a different definition of Disability may be applicable to a Participant employed outside the United States who is subject to local disability laws and programs.

i. “Distribution” means the pro rata distribution by Fortune of Common Stock to Fortune Stockholders;

j. “Distribution Date” means the date as of which the Distribution is effected;

k. “Employee Matters Agreement” means the Employee Matters Agreement, dated as of March 15, 2005, by and among, Fortune, ACCO and GBC.

l. “Exchange Act” means the Securities Exchange Act of 1934, as amended;

m. “Fair Market Value” means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange, Inc. composite tape (or if such Common Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Common Stock is principally trading) on the date of measurement, and if there were no trades on such measurement date, on the day on which a trade occurred next preceding such measurement date, provided, however, that if the measurement date is a Sunday and the following Monday is a day on which trades occur, the average of the high and low sale prices of a share of Common Stock on such Monday shall be used, and provided further, however, that the Committee may provide that Fair Market Value means the price of a share of Common Stock on the New York Stock Exchange, Inc. at the time of delivery of shares of Common Stock in payment of the exercise price pursuant to Section 4(d);

n. “Fortune Stock Plans” means the Fortune 2003 Long-Term Incentive Plan and the Fortune 1999 Long-Term Incentive Plan;

o. “GBC Stock Plans” means the GBC 1989 Stock Option Plan, as amended and restated, the GBC 2001 Stock Incentive Plan for Employees and the GBC Non-Employee Directors 2001 Stock Option Plan;

p. “GBC Sub-Plan” means the Sub-Plan A attached as Attachment A to the Plan.

q. “Merger” means the merger of Acquisition Sub and GBC;

r. “Merger Agreement” means the Agreement and Plan of Merger, dated as of March 15, 2005, as amended, by and among Fortune, Acquisition Sub and GBC;

s. “Option” means an option to purchase Common Stock derived from the conversion of a Fortune Option or a GBC Option in connection with the Distribution and the Merger and in accordance with the Merger Agreement;

t. “Participant” means any person who immediately prior to the Distribution held one or more outstanding Fortune Options, or immediately prior to the Merger held one or more outstanding GBC Options or GBC RSUs;

u. “Plan” means this ACCO Brands Corporation 2005 Assumed Option and RSU Plan;

v. “Restricted Stock Unit” means a restricted stock unit converted from a GBC RSU in connection with the Merger and in accordance with the Employee Matters Agreement that entitles a Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period;

w. “Retirement” means termination of employment on or after attaining age 55 and completion of at least five years of service with the

Company, provided that Retirement shall not include termination of employment by reason of failure to maintain work performance standards, violation of Company policies or dishonesty or other misconduct prejudicial to the Company;

x. “Subsidiary” means any corporation or entity, other than ACCO, in an unbroken chain of corporations or other entities beginning with ACCO, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

3.	Administration of Plan

The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act and must be independent directors under the New York Stock Exchange rules as well as outside directors for purposes of Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The Committee may delegate to ACCO certain administrative, reporting and similar tasks.

4.	Options

a. Options under the Plan derived from converted Fortune Options entitle the holders thereof to purchase such numbers of shares of Common Stock at such exercise prices as shall be determined pursuant to resolutions to be adopted by Fortune’s Compensation and Stock Option Committee of its Board of Directors before the Distribution and the Merger in accordance with the Merger Agreement and otherwise have the same terms and conditions as the Fortune Options from which they are derived; provided, however, that references to Fortune shall be changed to ACCO, references to the applicable Fortune Stock Plan shall be changed to the Plan, and the purchase price of the shares of Common Stock received upon exercise of any such Option shall be payable as provided in Paragraph (d) of this Section 4.

b. Options under the Plan derived from converted GBC Options entitle the holders thereof to purchase the same number of shares of Common Stock at the same exercise prices as the number of shares of GBC common stock and exercise prices of the GBC Options immediately before the Distribution and the Merger in accordance with the Merger Agreement and otherwise have the same terms and conditions as the GBC Options from which they are derived; provided, however, that references to GBC shall be changed to ACCO, references to the applicable GBC Stock Plan shall be changed to the Plan (including the GBC Sub-Plan as appropriate) and the purchase price of the Common Stock received upon exercise of any such option shall be payable as provided in Paragraph (d) of this Section 4.

c. Exercise of an Option, if derived from a converted Fortune Option, shall be conditioned upon the Participant named therein having remained in the employ of the Company for at least one year after the original date of the grant of the applicable converted Fortune Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 8(b). Such Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time stated in the Option and ending at the expiration of ten years from the original date of grant of the applicable converted Fortune Option, except for death as aforesaid and unless an earlier expiration date was stated in the converted Fortune Option or the Option shall cease to be exercisable pursuant to Section 4(e) below.

d. Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a Fair Market Value equal to the Option price, provided the Participant has held such shares for a period of at least one year, or by a combination of cash and such shares that have been held by the Participant for a period of at least six months whose Fair Market Value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

e. If a Participant’s employment with the Company terminates other than by reason of the Participant’s death, Disability or Retirement, the Participant’s Option, if derived from a Fortune Option, shall terminate and cease to be exercisable after the period following termination set forth in such Fortune Option, except as otherwise provided in Section 8(b).

f. If a Participant’s employment with the Company terminates by reason of death, Disability or Retirement, the Participant’s Option, if derived from a Fortune Option, shall continue to be exercisable until the expiration date stated in the Option.

g. In the case of a Participant whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of this Section 4 as of the date on which such principal employer is no longer a Subsidiary and thus the Option shall terminate and cease to be exercisable three months thereafter.

h. Each Option, if derived from a converted Fortune Option, shall contain a Limited Right to receive cash in lieu of shares under the circumstances set forth in Section 8(b).

i. The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of ACCO or his delegate of such exercise in writing on a form approved by the Committee. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with payment in full of the Option price, is actually received and in the hands of the Secretary of ACCO or his delegate.

j. Shares of Common Stock subject to the unexercised portion of any terminated, forfeited or cancelled Option shall not be available for future grants of Options.

k. Repricing of Options shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its Option price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) canceling an Option at a time when its Option price is equal to or less than the Fair Market Value of the underlying stock in exchange for another Option, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 8. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

5.	Restricted Stock Units

Restricted Stock Units under the Plan shall have the same terms and conditions as the GBC RSUs from which they are derived (other than vesting terms, as required by the Employee Matters Agreement), provided, however, that references to the “Company” in any RSU agreement applicable thereto shall mean ACCO instead of GBC and references to the GBC 2001 Stock Incentive Plan for Employees shall be changed to the Plan (and the GBC Sub-Plan as appropriate).

6.	Limitations and Conditions

a. The total number of shares of Common Stock that may be delivered upon exercise of Options shall not exceed the number (presently estimated to be approximately 4,904,456 shares) necessary to provide for the exercise of Options derived from converted Fortune Options and GBC Options and the number of shares that may be delivered on vesting of Restricted Stock Units shall not exceed the number (presently estimated to be approximately 126,342 shares) for Restricted Stock Units derived from GBC RSU’s pursuant to the Merger Agreement and the Employee Matters Agreement, subject to any further adjustments provided for herein. The estimated share maximums provided above have been determined using the calculation methodology shown on Exhibit A hereto but are based on the number of Fortune Options, GBC Options and GBC RSUs outstanding as of July 11, 2005 and, for purposes of calculating the number of Options derived from converted Fortune Options, the closing prices per share of Fortune common stock and GBC common stock on July 11, 2005. Such share maximums will automatically be adjusted after the Merger to reflect the number of Fortune Options outstanding immediately prior to the Distribution and GBC Options and GBC RSUs outstanding immediately prior to the Merger and, for purposes of calculating the number of Options derived from converted Fortune Options, the closing price per share of Fortune common stock on the date of the Distribution and Merger and the opening price per share of Common Stock on the first business day after the Distribution and Merger. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares.

b. An Option, if derived from a converted Fortune Option, or portion thereof shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that such Option may be transferred pursuant to a domestic relations order or, to the extent permitted in the applicable Option, by gift to any member of the Participant’s immediate family or to a trust for the benefit of such immediate family members. During the lifetime of the Participant, an Option, if derived from a converted Fortune Option, shall be exercisable only by the Participant unless it has been transferred to an immediate family member of the holder or to a trust for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

c. No person who holds an Option or Restricted Stock Unit under the Plan shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on ACCO’s official stockholder records as having been issued or transferred, or (ii) as to shares to be delivered following the vesting of a Restricted Stock Unit until, after such vesting occurs, such shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred.

d. ACCO shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as ACCO may deem applicable. ACCO shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

e. Nothing contained herein shall affect the right of the Company to terminate any Participant’s employment at any time or for any reason.

7.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment without an intervening period from ACCO to a Subsidiary or vice versa, or from one Subsidiary or another entity in which ACCO owns, directly or indirectly, an equity interest to another, or vice versa, shall not be deemed a termination of employment and such Participant shall be deemed to remain in the employ of the Company, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

8.	Stock Adjustments, Change in Control and Divestitures

a. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that are subject to Options or Restricted Stock Units to any individual Participant as set forth in Section 6(a), (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iii) the number and kind of shares of Common Stock covered by a Restricted Stock Unit, and (iv) the number of outstanding dividend equivalents, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

b. Change in Control.

(i) In the event of a Change in Control (as defined in Section 8(b)(iii)), then each Option, if derived from a converted Fortune Option, held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 4 notwithstanding anything to the contrary in the first sentence of Section 4(c). In addition, the Committee may determine at any time prior to such Change in Control and provide in the Option agreement, that each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being herein referred to as the “Extended Exercise Period”), in lieu of exercising such Option in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof, shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by the fair market value of such shares at the date of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of ACCO or his delegate, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of ACCO or his delegate. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains shall terminate and cease to be exercisable.

(ii) Notwithstanding anything to the contrary in the first sentence of Section 4(c) or in Section 4(e), the provisions of this Section 8(b)(ii) will be applicable in the event of a termination of a Participant’s employment on or after a Change in Control and prior to the expiration of the Extended Exercise Period applicable thereto. No Option, if derived from a converted Fortune Option, or Limited Right related thereto held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment on or after a Change in Control and prior to the expiration of the Extended Exercise Period applicable thereto, but shall be exercisable throughout the Extended Exercise Period applicable thereto; provided, however, that in no event shall any Option be exercisable after ten years from its date of grant (except in the event of death as provided in Section 4(e)). However, in the event such Option has not, on the date of termination, been held for more than six months from the date of grant of the converted Fortune Option from which it was derived, the preceding sentence shall apply only if such Participant has been terminated other than for just cause (as hereinafter defined) or has voluntarily terminated his employment because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. For purposes hereof, termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the Participant which results in a final conviction of a felony. Nothing in this Section 8(b) shall impair any rights otherwise provided in the Plan in respect of a Participant’s Options, if derived from converted Fortune Options, in the event of his death, disability or Retirement.

(iii) A “Change in Control” shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on July 25, 2005) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on July 25, 2005), of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of ACCO, excluding, however, the following: (1) any acquisition directly from ACCO, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from ACCO, (2) any acquisition by ACCO or a Subsidiary of ACCO, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by ACCO or entity controlled by ACCO, or (4) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 8(b)(iii)(C); (B) individuals who constitute the Board of Directors of ACCO immediately subsequent to the spin-off of ACCO by Fortune (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to such spin-off whose election, or nomination for election by ACCO’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of ACCO or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the ACCO Board of Directors; (C) ACCO shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of ACCO shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of ACCO immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns ACCO or all or substantially all of ACCO’s assets either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on July 25, 2005)), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of ACCO existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Incumbent Directors; or (D) the stockholders of ACCO approve a complete liquidation or dissolution of ACCO.

(iv) Notwithstanding the foregoing, none of Lane Industries, Inc., a Delaware corporation (“Lane”) or its Affiliates and Associates shall be deemed to be a person triggering a “Change in Control” as that term is defined in Section 8(b)(iii)(A) hereof, unless Lane and its Affiliates and Associates are or become the beneficial owners (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on July 25, 2005), of a percentage of the shares of Common Stock then outstanding equal to (A) the percentage they collectively own immediately after completion of the Merger, plus (B) 5%.

(v) Notwithstanding the foregoing, a person shall not be deemed to be a person triggering a “Change in Control” as that term is defined in Section 8(b)(iii)(A) hereof solely by reason of the acquisition of shares of Common Stock from Lane as part of the exercise of remedies under the Amended and Restated Pledge Agreement dated as of April 26, 2002, as amended, between Lane and Harris Trust and Savings Bank, as agent (the “Pledge Agreement”) following an Event of Default (as such term is defined in the Pledge Agreement).

(vi) Notwithstanding the foregoing, neither Fortune nor any Affiliate or Associate of Fortune shall be deemed to be a person triggering a “Change in Control” as that term is defined in Section 8(b)(iii)(A) hereof as a result of its ownership of capital stock of ACCO prior to the pro rata distribution of shares of Common Stock by Fortune to its stockholders.

c. At any time after the effectiveness of the merger and in the case of a Participant whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of Section 5 as of the date on which such principal employer ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable restricted stock unit agreement, all such Restricted Stock Units shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all conditions or restrictions applicable thereto had been completed or satisfied, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

d. In the event of a termination of the Plan, then each Participant’s employment shall be deemed to be terminated for purposes of Section 5 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable agreement, the foregoing provisions of Section 8(c) shall apply to such Participant’s Restricted Stock Units with the same effect as if the date of such termination of the Plan were a Divestiture Date.

9.	Plan and GBC Sub-Plan Conflicts

In the event of any conflict between the Plan and the GBC Sub-Plan as they relate to Options derived from converted GBC Options and to Restricted Stock Units derived from converted GBC RSUs, the terms of the GBC Sub-Plan shall govern.

10.	Taxes

ACCO shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of ACCO to deliver shares upon the exercise of an Option, or payment of Restricted Stock Units or that the Participant pay to ACCO such amount as may be requested by ACCO for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement or agreement between ACCO and a Participant that sets forth the terms, conditions and limitations applicable to a Restricted Stock Unit, may provide that the Participant may elect, in accordance with any conditions set forth in such Option or Restricted Stock Unit, to pay any withholding taxes in shares of Common Stock.

11.	Effective Date

The Plan shall be effective as of the date of the Distribution and Merger.

EXHIBIT A

Calculation Methodology to Determine the Total

Number of Options and Restricted Stock Units Under the Frozen Plan

1. Each Fortune Option outstanding and unvested immediately prior to the Distribution and held by an employee or former employee of ACCO or one of its Subsidiaries shall be converted into an Option to purchase a number of shares of Common Stock at an exercise price determined as provided below.

(a) (i) The number of shares of Common Stock to be subject to an Option derived from a converted Fortune Option shall equal the product of (A) the number of shares of Fortune common stock subject to such Fortune Option multiplied by (B) the quotient of (x) the Pre-Distribution Fortune Common Stock Price divided by (y) the ACCO Common Stock Price, provided that any fractional shares of Common Stock resulting from such multiplication shall be rounded down to the nearest whole share.

(ii) The exercise price per share of Common Stock subject to each Option derived from a converted Fortune Option shall equal the product of (A) the exercise price per share of Fortune common stock under such Fortune Option multiplied by (B) the quotient of (x) the ACCO Common Stock Price divided by (y) the Pre-Distribution Fortune Common Stock Price, provided that such exercise price shall be rounded up to the nearest whole cent.

(b) “ACCO Common Stock Price” shall mean the trading price per share of Common Stock trading “regular way” based on the first trade reported on the NYSE Composite Transactions reporting system on the first full NYSE trading day immediately following the time of the Distribution.

(c) “Pre-Distribution Fortune Common Stock Price” shall mean the trading price per share of Fortune common stock trading “regular way” (i.e., with due bills and including the value of the Common Stock to be distributed in respect thereof) based on the last trade reported on the NYSE Composite Transactions reporting system on the last full NYSE trading day immediately preceding the time of the Distribution (which may be the date of the Distribution).

2. Each GBC Option that is outstanding immediately prior to the Merger shall, at the time of the Merger, cease to represent a right to acquire shares of GBC common stock and automatically be converted into an Option to purchase the number of shares of Common Stock equal to the number of shares of GBC common stock subject to such GBC Option immediately prior to the Merger, at an exercise price per share equal to the exercise price specified in such GBC Option immediately prior to the Merger.

3. Each GBC RSU outstanding at the time of the Merger that has not vested in full upon consummation of the Merger shall be converted into a Restricted Stock Unit.

2

ACCO BRANDS CORPORATION

2005 ASSUMED OPTION AND RESTRICTED STOCK UNIT PLAN

Sub-Plan A

(General Binding Corporation 1989 Stock Option Plan, as amended and restated;

General Binding Corporation 2001 Stock Incentive Plan for Employees; and

General Binding Corporation Non-Employee Directors 2001 Stock Option Plan)

1.	General

The additional terms and conditions detailed below are to be read in conjunction with the terms and conditions of the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan (the “Plan”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. These additional terms and conditions apply only to Options derived from the conversion of GBC Options, and Restricted Stock Units derived from the conversion of GBC RSUs, outstanding immediately prior to the effectiveness of the Merger under the General Binding Corporation 1989 Stock Option Plan, as amended and restated, the General Binding Corporation 2001 Stock Incentive Plan for Employees and the General Binding Corporation Non-Employee Directors 2001 Stock Option Plan. The terms and conditions of the Plan, as amended from time to time, shall, together with the terms and conditions set out in this Sub-Plan A, govern the Options derived from such GBC Options and the Restricted Stock Units derived from such GBC RSUs, and unless the context dictates otherwise, all references herein to this Sub-Plan A shall include the terms and conditions of the Plan. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Sub-Plan A, the terms and conditions of this Sub-Plan A shall control, with respect to options derived from the conversion of GBC Options and Restricted Stock Units derived from the conversion of GBC RSUs.

2.	Definitions

For purposes of this Sub-Plan A, the following terms shall have the meanings set forth below:

a. “ACCO” means ACCO Brands Corporation, a Delaware corporation.

b. “Award Agreement” means, with respect to each Option or Restricted Stock Unit, the signed written agreement setting forth the terms and conditions of the Option or Restricted Stock Unit under this Sub-Plan A, including, to the extent a separate agreement is not executed by ACCO, any such agreement governing the GBC Option or GBC RSU from which such Option or Restricted Stock Unit is derived.

c. “Cause” means either (i) gross misconduct in, or the continued and willful refusal by the Participant after written notice by ACCO to make himself available for the performance of the Participant’s duties for ACCO or a Subsidiary; or (ii) conviction for a felony for a matter related to ACCO or a Subsidiary.

d. “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to the Participant, as determined by a medical doctor selected or approved by the Committee. Such determination shall also conclude that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.

e. “Dividend Equivalent” means, with respect to a Restricted Stock Unit, the amount of each cash dividend ACCO would have paid to a holder of Restricted Stock Units as if the holder were the record owner of the shares of common stock, par value $.01 per share, of ACCO covered by the Restricted Stock Units on the record date for the dividend payment.

f. “Retirement” means, with respect to a Participant, termination of employment other than for Cause, after the Participant’s sum of age and years of service equals at least 75.

g. “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, applicable to Options or Restricted Stock Units under the Plan.

h. “2001 GBC Stock Plans” means the General Binding Corporation 2001 Stock Incentive Plan for Employees and the General Binding Corporation Non-Employee Directors 2001 Stock Option Plan.

3.	Options

a. Exercise of Options. Options under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as stated in the applicable Award Agreement, provided that, to the extent required to comply with Rule 16b-3, no Option derived from a GBC Option granted to a Participant who is

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subject to Section 16(a) of the Exchange Act, shall be exercisable within the first six months of the term of the original option, unless death or Disability of the Participant occurs during such period. Each Option which is intended to qualify as an incentive stock option pursuant to Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options.

b. Termination. Subject to any other termination provisions contained in this Sub-Plan A and notwithstanding the exercise periods set forth in the Award Agreement, exercise of an Option will always be subject to the following:

(i) Termination of Employment or Due to Death, Disability, or Retirement or after a Change in Control. Except as may otherwise be provided in the Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, or, for an Option derived from a GBC Option under either of the 2001 GBC Stock Plans, after a Change in Control following the Merger, any outstanding Options whether or not then exercisable, may be exercised at any time prior to the expiration date of the Options or within one (1) year after such date of termination of employment, whichever period is the shorter. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available (in which case such Option shall thereafter be treated as a nonqualified stock option for its remaining term) if: (a) in the case of a termination of employment due to Retirement or, for an Option derived from a GBC Option under either of the 2001 GBC Stock Plans, following a Change in Control following the Merger, such Options are not exercised within three (3) months after the date of termination; or (b) in the case of termination of employment due to Disability, such Options are not exercised within twelve (12) months after the date of termination, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code.

(ii) Other Termination of Employment. If prior to a Change in Control following the Merger, the employment of the Participant shall terminate for any reason other than death, Disability, Retirement, voluntarily on the part of the employee, or involuntarily for Cause, any outstanding Options which were immediately exercisable at the date of termination, may be exercised at any time prior to the expiration date of the Option or three months after such date of termination of employment, whichever first occurs. Where termination of employment is voluntary on the part of the employee or involuntarily for Cause, rights under all

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Options shall terminate immediately upon termination of employment. Notwithstanding the provisions of any other agreement or understanding, Participants receiving severance benefits following termination of active employment shall have a period of twelve months after termination of active employment, or, if longer, their approved severance period, during which to exercise Options to the extent that the Options are exercisable during such twelve month or longer approved severance period, and the Options shall lapse and cease to be exercisable at the end of such twelve month or longer approved severance period.

c. Nontransferability of Options. Except as provided below, no Option under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all of a Participant’s Options under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Participant’s Options (other than incentive stock options) to be on terms which permit transfer by such Participant to:

(i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii) a partnership in which such Immediate Family Members are the only partners;

provided that:

(i) there may be no consideration for any such transfer;

(ii) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 3; and

(iii) subsequent transfers of transferred Options shall be prohibited except transfers back to the Participant.

Following a transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that the term “Participant” shall be deemed to refer to the transferee. The provisions of this

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Sub-Plan A relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Option shall be exercisable by the transferee only to the extent, and for the periods, set forth in this Sub-Plan A.

4.	Restricted Stock Units

a. Vesting of Restricted Stock Units. Notwithstanding anything to the contrary in the applicable Award Agreement, subject to the terms of Section 4(d) below, Restricted Stock Units shall vest on February 26, 2007 as long as the Participant is employed by GBC or one of its Affiliates on such date and shall not be dependent on the achievement of any performance goals during any period prior to such date. Notwithstanding any other provisions of the Plan or the applicable Award Agreement, upon the occurrence of a Change in Control following the Merger, all restrictions on Restricted Stock Units held by a Participant who is an employee of GBC or one of its Subsidiaries shall lapse, the vesting period shall expire and such Restricted Stock Units shall become vested in full.

b. Distribution of Stock. Upon the vesting of the Restricted Stock Units held by a Participant, the Participant shall, without payment on his part, be entitled to receive a distribution in shares of Common Stock equal to the number of Restricted Stock Units with respect to which the vesting period has expired. Further upon such expiration, the Participant shall be entitled, if specified in his Award Agreement, to receive a cash payment in an amount equal to the Dividend Equivalents, if any, which have accrued with respect to such Restricted Stock Units. Payment of any Dividend Equivalents shall be made no later than two and one-half months after the end of the calendar year in which the Restricted Stock Units vest.

c. Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Common Stock distributed pursuant to the vesting of Restricted Stock Units as it may deem advisable, including, without limitation, imposing an additional restriction period during which such shares of Common Stock may not be transferred by the Participant, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.

d. Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason

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of death, Disability or Retirement, the vesting period shall expire and Restricted Stock Units shall vest to the extent set forth in the applicable Award Agreement.

e. Other Termination of Employment. Except as otherwise provided in the applicable Award Agreement, if prior to a Change in Control the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, any Restricted Stock Units which are not vested at the time of such termination shall be forfeited and no distribution shall be made with respect thereto. Where termination of employment is involuntarily for Cause, rights under all Restricted Stock Units and any shares subject to an unexpired vesting period shall terminate immediately upon termination of employment and such Restricted Stock Units and shares shall be forfeited.

f. Nontransferability of Restricted Stock Units. No Restricted Stock Unit under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

5.	Change in Control

a. In General. Following the Merger, in the event of a Change in Control of ACCO, as defined in Section 5(b) below, all Restricted Stock Units shall vest 100% and all restriction periods thereunder shall expire.

b. Definition. For purposes of the Plan, following the Merger, a “Change in Control” shall mean the first to occur of:

(i) Any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (A) ACCO or any subsidiary of ACCO, or (B) any employee benefit plan of ACCO or any subsidiary of ACCO, or any person or entity organized, appointed or established by ACCO for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of ACCO, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of ACCO representing more than 50% of the combined voting power of ACCO’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by ACCO; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of more than 50% but then promptly reduces that ownership interest below 50%; or

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(ii) During any two (2) consecutive years (not including any period beginning prior to the Merger), individuals who at the beginning of such two (2) year period constitute the Board of Directors of ACCO and any new director (except for a director designated by a person who has entered into an agreement with ACCO to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by ACCO’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of ACCO (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of ACCO immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns ACCO or all or substantially all of ACCO’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of ACCO; or

(iv) Approval by the stockholders of ACCO of a complete liquidation or dissolution of ACCO.

6.	Term of Plan.

a. This Sub-Plan A will terminate (i) with regard to Options derived from GBC Options, when all such Options have been exercised or expired and (ii) with regard to Restricted Stock Units derived from GBC RSUs, when all such Restricted Stock Units have been paid or forfeited.

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